EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

         The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

         The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                                 State or Other
                                                                  Jurisdiction
Subsidiary                                                      of Incorporation
--------------                                                  ----------------

ACCO World Corporation                                          Delaware
  ACCO Brands, Inc.                                             Delaware
  ACCO Canada Inc.                                              Ontario, Canada
     Plymouth Tool & Stamping Limited                           Ontario, Canada
  ACCO Europe PLC                                               England
     ACCO-Rexel Group Services Limited                          England
       ACCO Australia Pty. Limited                              Australia
       ACCO Eastlight Limited                                   England
       ACCO Manufacturing Limited                               Australia
       ACCO-Rexel Limited (1)                                Republic of Ireland
       ACCO UK Limited                                          England
           Apollo Audio Visual Europe S.A.                      Belgium
           Apollo Presentation Products Limited                 England/Wales
           Hetzel Vermogensverwaltungs GmbH                     Germany
              Hetzel GmbH & Co. KG (Limited Partnership)        Germany
           Nobo Group Limited                                   England
              ACCO France S.A.                                  France
              Elite Optics Limited                              England





--------------------
(1) 66.67% owned by ACCO-Rexel Group Services Limited and 33.33% owned by ACCO World Corporation.

                                                                 State or Other
                                                                  Jurisdiction
Subsidiary                                                      of Incorporation
--------------                                                  ----------------
             NOBO Limited                                       England
                  Nobo Holdings BV                              Netherlands
                       NOBO BV                                  Netherlands
              Nobo (UK) Limited                                 England
              Velos- Perforex Limited                           England
  ACCO Mexicana S.A. de C.V.                                    Mexico
  Day-Timers, Inc.                                              Delaware
     Day-Timers of Canada, Ltd.                                 Canada
     Day-Timers Pty. Limited                                    Australia
  International Business Controls, B.V.                         Netherlands
     ACCO Italia S.p.A.                                         Italy
Acushnet Company                                                Delaware
  Acushnet Cayman Limited                                       Cayman Islands
     Acushnet Lionscore, Ltd.  (2)                              Cayman Islands
  Acushnet Foot-Joy (Thailand) Limited  (3)                     Thailand
  Acushnet Foreign Sales Corporation                            Barbados
  Acushnet International Inc.                                   Delaware
     Acushnet Canada Inc.                                       Canada
       Acushnet Manufacturing Inc./Fabrication Acushnet Inc.    Canada
     Acushnet Golf Thailand Ltd.                                Thailand
     Acushnet GmbH                                              Germany
       Acushnet-Danmark ApS                                     Denmark
       Acushnet France S.A.                                     France
       Acushnet Nederland B.V.                                  Netherlands
       Acushnet Osterreich GmbH                                 Austria
       Acushnet South Africa (Pty.) Ltd.                        South Africa
       Acushnet Sverige AB                                      Sweden
     Acushnet Japan, Inc.                                       Japan
     Acushnet Limited                                           England
  Cobra Golf Incorporated                                       Delaware
     Cobra Golf Export Incorporated                             Barbados
Fortune Brands Finance Canada Ltd.                              Ontario, Canada
Fortune Brands Finance Europe B.V.                              Netherlands
Fortune Brands International Corporation                        Delaware

--------------------
(2)   40% owned by Acushnet Cayman Limited.
(3)   70% owned by Acushnet Company.

                                                                 State or Other
                                                                  Jurisdiction
Subsidiary                                                      of Incorporation
--------------                                                  ----------------

Jim Beam Brands Worldwide, Inc.                                 Delaware
  Alberta Distillers Limited                                    Alberta, Canada
       Carrington Distillers Limited                            Ontario, Canada
       Featherstone & Co. Limited                               Ontario, Canada
  JBB (Asia-Pacific) Pty. Limited                     New South Wales, Australia
     JBB (Asia-Pacific) Superannuation Pty. Limited   New South Wales, Australia
     Barwang International Pty Ltd  (4)                         Australia
  JBB (Greater Europe) PLC  (5)                                 Scotland
  Jim Beam Brands Co.                                           Delaware
     James B. Beam Distilling International Co., Inc.           Barbados
     JBB Spirits (New York) Inc.                                New York
  John de Kuyper & Son, Incorporated                            Delaware
  Wood Terminal Company                                         Delaware
MasterBrand Industries, Inc.                                    Delaware
  MasterBrand Cabinets, Inc.                                    Delaware
     Aristokraft Inc.                                           Delaware
     Schrock Cabinet Company                                    Delaware
  Master Lock Company                                           Delaware
     Master Lock de Nogales, S.A. de C.V.                       Mexico
     Master Lock Europe, S.A.  (6)                              France
  Moen Incorporated                                             Delaware
     Creative Specialties, Inc.                                 California
       Creative Specialties International                       California
       Creative Specialties International Company Limited (7)   Hong Kong
     Moen China, Limited                                        Hong Kong
     Moen de Mexico, S.A. de C.V.                               Mexico
     Moen Guangzhou Faucet Co., Ltd.  (8)                       China
     Moen, Inc.                                                 Ontario, Canada
     Moen of Pennsylvania, Inc.                                 Delaware
     21st Century Companies, Inc.                               Delaware
  Waterloo Industries, Inc.                                     Delaware
May Tag & Label Corp.                                           Delaware
1700 Insurance Company Ltd.                                     Bermuda

--------------------
(4)  50% owned by JBB (Asia-Pacific) Pty. Limited.
(5)  428,055,999 shares owned by Jim Beam Brands Worldwide, Inc.;
     1 share owned by Jim Beam Brands Co.
(6)  99.68% owned by Master Lock Company.
(7)  60% owned by Creative Specialties, Inc.
(8)  60% owned by Moen Incorporated.